Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of NIP Group Inc., a company incorporated in the Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 6, 2026.

Seventh Hokage Management Limited

By:	/s/ Mario Yau Kwan Ho
Name:	Mario Yau Kwan Ho
Title:	Director

Seventh Hokage Holdings Limited

By:	/s/ Mario Yau Kwan Ho
Name:	Mario Yau Kwan Ho
Title:	Director

Mario Yau Kwan Ho

By:	/s/ Mario Yau Kwan Ho
Name:	Mario Yau Kwan Ho